                                   EXHIBIT 9.1

                             VOTING TRUST AGREEMENT


      THIS VOTING TRUST AGREEMENT is made as of October 30, 1997, by and between
(1) Alan R. Dynner, Thomas E. Faust, Jr., M. Dozier Gardner, James B. Hawkes, Benjamin A. Rowland, Jr., William M. Steul, and Wharton P. Whitaker (collectively, the "Voting Trustees"); (2) the undersigned holders (collectively, the "Stockholders") of all of the issued and outstanding 38,720 shares of voting Common Stock, par value $.03125 per share, of Eaton Vance Corp., a Maryland corporation (the "Stock"); and (3) Eaton Vance Corp. (the "Company").

      WITNESSETH THAT:

      WHEREAS, the Company has authorized 160,000 shares of the Stock, of which 38,720 shares were issued and outstanding and held subject to the voting trust created by the Voting Trust Agreement made as of December 31, 1996 (the "1996 Agreement");

      WHEREAS, the voting trust created by the 1996 Agreement has been terminated, the Stock has been distributed to the former holders of the voting trust receipts issued under the 1996 Agreement, and such holders are among the Stockholders by virtue of such distribution; and

      WHEREAS, the Stockholders wish to create and constitute a new voting trust and to deposit their Stock with the Voting Trustees to be held subject to this Agreement, in order to ensure the successful prosecution and development of the Company's business by providing a consistent policy of management through vesting in the Voting Trustees the power and authority conferred upon them hereby;

      NOW THEREFORE, in consideration of the premises and of the deposit of the Stock by the Stockholders hereunder, the parties agree as follows:

      1. Each Stockholder hereby directs that the shares of his Stock set against his name be deposited with the Voting Trustees and registered on the books of the Company in the name of the Voting Trustees, and acknowledges that his Stock shall be held by the Voting Trustees hereunder, collectively, and not individually, subject to this Agreement.

      The Company consents to this Agreement and the voting trust created hereby (the "Voting Trust"). The Company does not ordinarily issue certificates for shares of Stock, and has caused all shares of Stock deposited hereunder to be registered on its books in the names of the Voting Trustees collectively, and not individually.

      Any holder of shares of Stock may, with the consent of the Voting Trustees, deposit his or her Stock hereunder and receive Voting Trust Receipts with respect thereto, and become a Stockholder party to this Agreement subject to all of the provisions hereof, by executing Schedule A of this Agreement. No Stockholder party hereto may withdraw his or her Stock deposited under this Agreement, unless (a) the Voting Trustees consent to such withdrawal, or (b) such Stock is repurchased by the Company, or (c) the Voting Trust is terminated as provided herein.

      2. Any Stockholder party hereto whose Stock is deposited hereunder may, with the consent of the Voting Trustees and the consent required by Section 3(5), become a Voting Trustee party to this Agreement, subject to all of the provisions hereof, by executing Schedule B of this Agreement.

      A Voting Trustee may be removed, with or without cause, by the vote of a majority of the other Voting Trustees, with the consent required by Section 3(5). If a Voting Trustee for any reason, including by the sale of his or her Stock to the Company and the transfer, as provided herein, of all of his or her Voting Trust Receipts to another person or persons, no longer holds any Stock or any Voting Trust Receipts, he or she shall automatically cease being a Voting Trustee.

      3. Except as otherwise provided herein, all actions and decisions by the Voting Trustees for all purposes, including voting the Stock deposited hereunder, shall be by a vote of at least a majority of the Voting Trustees; provided, that if there are fewer than three Voting Trustees, such vote must be unanimous for the Voting Trustees to act; provided, further, that any action by the Voting Trustees to approve (1) the sale, mortgage or pledge of all or substantially all of the assets of the Company, or (2) a change in the capital structure or the powers of the Company, or (3) a merger, consolidation, reorganization, or dissolution of the Company, or (4) an amendment to, or the termination of the Voting Trust under, this Agreement, or (5) the addition of a Voting Trustee, or the removal of a Voting Trustee by the other Voting Trustees, or (6) the renewal of the term of the Voting Trust, shall require the written consent of the holders of outstanding Voting Trust Receipts representing at least a majority of the shares of Stock subject to the Voting Trust. All votes of the Voting Trustees shall be either (a) taken at a meeting of the Voting Trustees called by any Voting Trustee with at least 24 hours notice to all other Voting Trustees (or upon waiver of notice), or (b) recorded without a meeting on one or more written proxies signed by each Voting Trustee showing his or her vote on each matter.

      4. The Voting Trustees shall issue Voting Trust Receipts in the form attached hereto as Exhibit A for all shares of Stock deposited hereunder. Voting Trust Receipts shall entitle the holders to receive the equivalent of all cash dividends that may be paid to the Voting Trustees with respect to the deposited Stock represented thereby. The Voting Trustees may provide for direct payment of such cash dividends to the holders of Voting Trust Receipts by a dividend order to the Company. In case of any stock dividend upon the deposited Stock, the Voting Trustees shall hold the Stock so issued as such dividend as additional Stock deposited hereunder by the Stockholder entitled thereto, and issue and deliver to the appropriate record holders of the Voting Trust Receipts additional Voting Trust Receipts representing such additional Stock.

      If the capital stock of the Company shall be increased and the Voting Trustees, as holders of the deposited Stock shall be entitled to subscribe for additional shares, they shall notify the holders of record of the outstanding Voting Trust Receipts, and provide appropriate forms for subscription or assignment of corresponding rights in this Voting Trust, and fix a time for payment to the Voting Trustees of the amount required to take up subscription rights and enable them to purchase on behalf of the voting trust the new Stock to which they may be entitled. Upon receipt of said sums, the Voting Trustees shall subscribe for the new shares and hold them as part of the Stock deposited under this Agreement and shall issue and deliver to the subscribing holders of Voting Trust Receipts additional Voting Trust Receipts representing such additional Stock so purchased. In case the holder of any Voting Trust Receipts shall fail to furnish the money for subscription for such new Stock, the Voting Trustees shall be under no obligation to subscribe, but they may sell such rights, and shall account to the holders of the Voting Trust Receipts entitled thereto for the proceeds of any rights sold, but they shall be under no duty to sell such rights, and shall not be liable for failure to make such sale.

      5. Voting Trust Receipts shall be transferable with the consent in writing of the Voting Trustees on surrender of the Voting Trust Receipt duly endorsed for transfer, or accompanied by a transfer in writing signed by the record holder thereof. The Voting Trustees shall record such transfers upon books kept by them for that purpose. All Voting Trust Receipts shall be held subject to the conditions and restrictions set forth below, the provisions of which shall at all times apply equally both to an original holder and to each and every subsequent holder thereof; and each holder of any Voting Trust Receipt, by acceptance thereof, agrees with the Company and each other such holder to the following conditions and restrictions:

            (i) No transfer of any kind of the Voting Trust Receipts shall be made at any time unless the Voting Trustees have consented thereto.
(ii) In the event of death of a holder of the Voting Trust Receipts or in the event such a holder who is an employee of the Company or of a subsidiary of the Company ceases for any reason to be such an employee, the Stock represented by such Voting Trust Receipts may be purchased by the Company at book value, as provided in the Company's Articles of Incorporation, as amended (the "Articles").

      If at any time a Stockholder shall be obligated to offer his shares of Stock to the Company for purchase by the Company at book value, as provided in Article SEVENTH of the Articles, and if the Company, whether or not such Stockholder offers such Stock to the Company, indicates its intent to so purchase such Stock and tenders payment therefor to such Stockholder, then, if such Stock has been deposited under this Agreement, (a) the Company may treat such Stock as having been purchased by the Company and may cause such Stock to be registered on its books as authorized but unissued shares of Stock of the Company, and (b) such Stockholder shall immediately deliver the Voting Trustee Receipts representing such Stock to the Company, and if such Voting Trust Receipts are not returned to the Company by such Stockholder within one day after such tender of payment, they shall be null and void.

      6. Title to the Stock deposited hereunder shall be vested in and held of record in the names of the Voting Trustees, collectively and not individually. Stock deposited shall be pooled and shall not be sold or disposed of during the term of this Voting Trust, except that (a) the Voting Trustees may facilitate the sale of Stock to the Company, as provided in the Articles, and (b) the Voting Trustees may sell all, but not less than all, of the deposited Stock, at a price approved in writing by all the holders of all outstanding Voting Trust Receipts. In case of sale under clause (b), the proceeds (less any brokerage fees, transfer taxes and other expenses of sale and any legal or other expenses and liabilities incurred by the Voting Trustees) shall be divided, as soon as conveniently practicable, among the holders of Voting Trust Receipts according to their holdings.

      7. The Voting Trust shall terminate on the date three years from the date hereof, and may be renewed by the Voting Trustees, with the consent required by
Section 3(6), for an additional three year term. The Voting Trust may be terminated at any time by the Voting Trustees, with the consent required by
Section 3(4). At the termination of this Voting Trust, the deposited Stock, if not previously sold by the Voting Trustees under powers hereby vested in them, shall be distributed among the holders of the outstanding Voting Trust Receipts according to their respective interests by the Company recording on its books the name of each holder as the stockholder of record of the number of shares of Stock to which he or she is entitled.

      8. The Voting Trustees shall have power to prescribe the method of deposit of shares of Stock, the issue of Voting Trust Receipts, the division of proceeds of sale of the deposited Stock among the holders of the Voting Trust Receipts, the redemption of the deposited Stock, if not sold, and all other matters concerning the operation and management of this Voting Trust. They shall have power to appoint and remove at their discretion depositories to hold any certificates which the Company may issue for the deposited Stock, and agents to act under them in administering the Voting Trust, and proxies to vote the deposited Stock.

      Any Voting Trustee may acquire, hold and sell for himself or in any fiduciary capacity Voting Trust Receipts issued under the Agreement, and may be an officer, director, and/or stockholder of the Company, and may vote as a stockholder for his own election to office, and may accept employment from the Company, and have any dealings with the Company as freely as if he or she were not a Voting Trustee. No purchaser from the Voting Trustees shall be liable for their disposal of the purchase money.

      Any statement signed by the Voting Trustees concerning this Voting Trust or any act done by them as Voting Trustees, shall be conclusive evidence that the statement is true and the act is within their powers. Any certificate or other document signed by at least three of the Voting Trustees (or two, if there are only three Voting Trustees) and filed with the duplicate original of this Agreement at the office of the Company, shall be sufficient evidence, for all purposes, of the facts certified therein.

      9. No Voting Trustee shall be liable for the acts or defaults of any other Voting Trustee, or of any depository, agent or attorney employed by the Voting Trustees, or for any error of judgment or mistake of law or fact, or for anything except his or her own willful misconduct or gross negligence. The Voting Trustees shall serve without remuneration. They shall be entitled to indemnity out of the trust property against any loss or liability incurred in the performance of their duties. The Company hereby indemnifies and holds harmless each of the Voting Trustees for and against all claims, loss, expenses (including legal fees and expenses), and liabilities of any kind arising out of or in connection with sewing as a Voting Trustee hereunder and not adjudicated as due to his or her own willful misconduct or gross negligence.

      10. This Agreement may be amended from time to time by action of the Voting Trustees, with the consent required Section 3(4), and such amendment shall become binding upon all the holders of Voting Trust Receipts. This Agreement and any amendment hereof may be executed in several counterparts, which shall in each case be treated as a single instrument for all purposes. A duplicate original of this Agreement and of each amendment shall be kept at the office of the Company in Boston, Massachusetts, where it may be inspected by any of the Stockholders during ordinary business hours.

      11. This Agreement shall be governed by the internal laws of the State of Maryland. This Agreement shall be binding upon the parties hereto, the holders of the Voting Trust Receipts issued hereunder, their respective executors, administrators, and successors and assigns, and the Voting Trustees and their successors in office.

      IN WITNESS WHEREOF, the Voting Trustees, the Company and the Stockholders have hereunto set their hands, all as of the day and year first shown above written:


                              STOCKHOLDERS AND              NUMBER OF SHARES
THE COMPANY                   VOTING TRUSTEES              OF STOCK DEPOSITED

EATON VANCE CORP.

By                                                                3,093
   -----------------------    ---------------------------
      James B. Hawkes         Alan R. Dynner
      its President

                                                                  5,040
                              ---------------------------
                              Thomas E. Faust, Jr.


                                                                  9,280
                              ---------------------------
                              M. Dozier Gardner


                                                                  9,280
                              ---------------------------
                              James B. Hawkes


                                                                  5,840
                              ---------------------------
                              Benjamin A. Rowland, Jr.


                                                                  3,093
                              ---------------------------
                              William M. Steul


                                                                  3,094
                              ---------------------------
                              Wharton P. Whitaker

SCHEDULE A

      The undersigned, _________________________________, is the owner of
____________shares of voting Common Stock, par value $.03125 per share, of Eaton Vance Corp., and hereby deposits with the Voting Trustees all such shares, which shall be registered on the books of the Company in the name of the Voting Trustees and shall be held by the Voting Trustees, and the undersigned has received Voting Trust Receipts with respect to such shares. By executing this Schedule A to the Voting Trust Agreement made as of October 30, 1997, the undersigned, with the consent of the Voting Trustees, becomes a Stockholder party to said Agreement, subject to all of the provisions thereof.

Dated:
      ----------------------
                                          -------------------------------
Certified as Consented to by              Stockholder
at least  a majority of the
Voting Trustees:



----------------------------              ----------------------------
      Voting Trustee                      Voting Trustee



-----------------------------
      Voting Trustee

SCHEDULE B


      The undersigned, _________________________________, is the owner of
____________shares of voting Common Stock, par value $.03125 per share, of Eaton Vance Corp., which are deposited with the Voting Trustees and registered on the books of the Company in the name of the Voting Trustees and held by the Voting Trustees, and the undersigned has received Voting Trust Receipts with respect to such shares. By executing this Schedule B to the Voting Trust Agreement made as of October 30, 1997, the undersigned, with the consent of the Voting Trustees, becomes a Voting Trustee party to said Agreement, subject to all of the provisions thereof.


Dated:______________________

                                          -------------------------------

Certified as Consented to by at least     Stockholder
a majority of the Voting
Trustees and by the holders
of outstanding Voting Trust
Receipts representing at
least a majority of the
shares of Stock subject to
the Voting Trust Agreement.




----------------------------              ---------------------------------
      Voting Trustee                      Voting Trustee



-----------------------------
      Voting Trustee

                                                            EXHIBIT A

EATON VANCE CORP.
VOTING TRUST RECEIPT
FOR VOTING COMMON STOCK

NO.___________                                        __________ SHARES

      This certifies that
will be entitled to receive from the Voting Trustees under a Voting Trust Agreement made as of October 30, 1997, as heretofore and hereafter amended, and lodged in the office of the Company at Boston, Massachusetts, or their successors or assigns, a certificate or certificates issued by Eaton Vance Corp., a Maryland corporation, for shares of its common stock, par value $.03125 per share, or, if the Company does not then issue certificates for its shares of common stock, will be entitled to have such shares registered in his or her name on the books of the Company; and that pending the sale or distribution of the stock held by the Voting Trustees under said Agreement, the registered holder hereof from time to time, as cash dividends and distributions of assets are paid by the Company, will be entitled to receive in respect of this Receipt the equivalent of said dividends or distributions upon the number of shares represented by this Voting Trust Receipt. This Receipt is issued under and subject to the provisions (including but not limited to Section 5 which is set forth on the reverse side hereof) of said Agreement as heretofore and hereafter amended to which the holder hereof by accepting this Receipt assents and agrees to be bound. No voting right attaches to this Receipt or passes to the holder thereof under any agreement expressed or implied, and no stock certificate will be due or deliverable hereunder, except according to the provisions of said Agreement. This Receipt is transferable on the books of the Voting Trustees by the registered holder in person or by attorney on surrender of this Receipt only with the written consent of the Voting Trustees as certified to on the reverse side hereof and upon compliance with the provisions of Section 5 of said Agreement. Until so transferred the Voting Trustees may treat the registered holder as owner of this Receipt for all purposes.

      IN WITNESS WHEREOF, the undersigned Voting Trustees hereunto subscribe their names this day of , 19 , and certify that the issuance of this Voting Trust Receipt has been duly authorized by the Voting Trustees.


---------------------------               --------------------------
VOTING TRUSTEE                                  VOTING TRUSTEE

                  ------------------------------
                        VOTING TRUSTEE

For Value Received, the undersigned,____________________________________________
hereby sells, assigns and transfers the interest represented by the within Receipt and all right, title and interest of the undersigned in, or in respect of, the stock represented thereby, under and subject to the terms of the Agreement within mentioned, and do hereby irrevocably constitute and appoint
___________________________________________________
as my attorney-in-fact to make such transfer upon the books of the Voting Trustees, with full power of substitution in the premises.


Dated:             , 19


                                            -----------------------------------
Witness:

                                           (The signature to this assignment
                                           must correspond exactly with the name
         ------------------                as written on the face of the
                                           Receipt.)



      We hereby certify that the Voting Trustees have consented to the sale, assignment and transfer of the interest represented by the within Receipt.

Date:                  , 19
      -----------------
                                          ------------------------------
                                          VOTING TRUSTEE
------------------------------
      VOTING TRUSTEE

                                          ------------------------------
                                          VOTING TRUSTEE

Section 5 of the Voting Trust Agreement made as of October 30, 1997, states as follows:

5. Voting Trust Receipts shall be transferable with the consent in writing of the Voting Trustees on surrender of the Voting Trust Receipt duly endorsed for transfer, or accompanied by a transfer in writing signed by the record holder thereof. The Voting Trustees shall record such transfers upon books kept by them for that purpose. All Voting Trust Receipts shall be held subject to the conditions and restrictions set forth below, the provisions of which shall at all times apply equally both to an original holder and to each and every subsequent holder thereof; and each holder of any Voting Trust Receipt, by acceptance thereof, agrees with the Company and each other such holder to the following conditions and restrictions:

            (i) No transfer of any kind of the Voting Trust Receipts shall be made at any time unless the Voting Trustees have consented thereto.

            (ii) In the event of death of a holder of the Voting Trust Receipts or in the event such a holder who is an employee of the Company or of a subsidiary of the Company ceases for any reason to be such an employee, the Stock represented by such Voting Trust Receipts may be purchased by the Company at book value, as provided in the Company's Articles of Incorporation, as amended (the "Articles").

      If at any time a Stockholder shall be obligated to offer his shares of Stock to the Company for purchase by the Company at book value, as provided in Article SEVENTH of the Articles, and if the Company, whether or not such Stockholder offers such Stock to the Company, indicates its intent to so purchase such Stock and tenders payment therefor to such Stockholder, then, if such Stock has been deposited under this Agreement, (a) the Company may treat such Stock as having been purchased by the Company and may cause such Stock to be registered on its books as authorized but unissued shares of Stock of the Company, and (b) such Stockholder shall immediately deliver the Voting Trustee Receipts representing such Stock to the Company, and if such Voting Trust Receipts are not returned to the Company by such Stockholder within one day after such tender of payment, they shall be null and void.

EATON VANCE CORP.
VOTING TRUST RECEIPT
FOR VOTING COMMON STOCK

NO.___________                                        __________ SHARES

      This certifies that
will be entitled to receive from the Voting Trustees under a Voting Trust Agreement made as of October 30, 1997, as heretofore and hereafter amended, and lodged in the office of the Company at Boston, Massachusetts, or their successors or assigns, a certificate or certificates issued by Eaton Vance Corp., a Maryland corporation, for shares of its common stock, par value $.03125 per share, or, if the Company does not then issue certificates for its shares of common stock, will be entitled to have such shares registered in his or her name on the books of the Company; and that pending the sale or distribution of the stock held by the Voting Trustees under said Agreement, the registered holder hereof from time to time, as cash dividends and distributions of assets are paid by the Company, will be entitled to receive in respect of this Receipt the equivalent of said dividends or distributions upon the number of shares represented by this Voting Trust Receipt. This Receipt is issued under and subject to the provisions (including but not limited to Section 5 which is set forth on the reverse side hereof) of said Agreement as heretofore and hereafter amended to which the holder hereof by accepting this Receipt assents and agrees to be bound. No voting right attaches to this Receipt or passes to the holder thereof under any agreement expressed or implied, and no stock certificate will be due or deliverable hereunder, except according to the provisions of said Agreement. This Receipt is transferable on the books of the Voting Trustees by the registered holder in person or by attorney on surrender of this Receipt only with the written consent of the Voting Trustees as certified to on the reverse side hereof and upon compliance with the provisions of Section 5 of said Agreement. Until so transferred the Voting Trustees may treat the registered holder as owner of this Receipt for all purposes.

      IN WITNESS WHEREOF, the undersigned Voting Trustees hereunto subscribe their names this day of , 19 , and certify that the issuance of this Voting Trust Receipt has been duly authorized by the Voting Trustees.


---------------------                     --------------------------
VOTING TRUSTEE                                  VOTING TRUSTEE

                         ------------------------------
                                 VOTING TRUSTEE

For Value Received, the undersigned,___________________________________________
hereby sells, assigns and transfers the interest represented by the within Receipt and all right, title and interest of the undersigned in, or in respect of, the stock represented thereby, under and subject to the terms of the Agreement within mentioned, and do hereby irrevocably constitute and appoint
___________________________________________________
as my attorney-in-fact to make such transfer upon the books of the Voting Trustees, with full power of substitution in the premises.


Dated:             , 19

                                          -----------------------------
Witness:

                                         (The signature to this assignment must
                                          correspond exactly with the name as
                                          written on the face of the Receipt.)



      We hereby certify that the Voting Trustees have consented to the sale, assignment and transfer of the interest represented by the within Receipt.

Date:                  , 19
      -----------------
                                          ------------------------------
                                          VOTING TRUSTEE
------------------------------
      VOTING TRUSTEE

                                          ------------------------------
                                          VOTING TRUSTEE

Section 5 of the Voting Trust Agreement made as of October 30, 1997, states as follows:

5. Voting Trust Receipts shall be transferable with the consent in writing of the Voting Trustees on surrender of the Voting Trust Receipt duly endorsed for transfer, or accompanied by a transfer in writing signed by the record holder thereof. The Voting Trustees shall record such transfers upon books kept by them for that purpose. All Voting Trust Receipts shall be held subject to the conditions and restrictions set forth below, the provisions of which shall at all times apply equally both to an original holder and to each and every subsequent holder thereof; and each holder of any Voting Trust Receipt, by acceptance thereof, agrees with the Company and each other such holder to the following conditions and restrictions:

            (i) No transfer of any kind of the Voting Trust Receipts shall be made at any time unless the Voting Trustees have consented thereto.

            (ii) In the event of death of a holder of the Voting Trust Receipts or in the event such a holder who is an employee of the Company or of a subsidiary of the Company ceases for any reason to be such an employee, the Stock represented by such Voting Trust Receipts may be purchased by the Company at book value, as provided in the Company's Articles of Incorporation, as amended (the "Articles").

      If at any time a Stockholder shall be obligated to offer his shares of Stock to the Company for purchase by the Company at book value, as provided in Article SEVENTH of the Articles, and if the Company, whether or not such Stockholder offers such Stock to the Company, indicates its intent to so purchase such Stock and tenders payment therefor to such Stockholder, then, if such Stock has been deposited under this Agreement, (a) the Company may treat such Stock as having been purchased by the Company and may cause such Stock to be registered on its books as authorized but unissued shares of Stock of the Company, and (b) such Stockholder shall immediately deliver the Voting Trustee Receipts representing such Stock to the Company, and if such Voting Trust Receipts are not returned to the Company by such Stockholder within one day after such tender of payment, they shall be null and void.